CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-262682 and 811-07772) (the “Registration Statement”) of our report dated April 14, 2023 relating to the financial statements of Midland National Life Insurance Company and consent to the use in the Registration Statement of our report dated April 14, 2023 relating to the financial statements of each of the subaccounts of Midland National Life Insurance Company Separate Account C indicated in our report. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Des Moines, Iowa April 17, 2023